                                                                    EXHIBIT 10.1



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                         RECEIVABLES PURCHASE AGREEMENT


                           dated as of April 29, 1996


                                     among


                              AVONDALE MILLS, INC.


                                      and


                              CERTAIN AFFILIATES,
                                   as Sellers


                                      and


                         AVONDALE RECEIVABLES COMPANY,
                                    as Buyer



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

                               TABLE OF CONTENTS


                                                        ARTICLE I
                                              AGREEMENT TO PURCHASE AND SELL

SECTION 1.1  Agreement to Purchase and Sell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2  Timing of Purchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.3  Consideration for Purchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.4  No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.5  No Assumption of Obligations Relating to Receivables, Related Assets or Contracts  . . . . . . . . . . .   3
SECTION 1.6  True Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.7  Addition of Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.8  Termination of Status as a Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 1.9  Contribution of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 1.10 Insurance Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                        ARTICLE II
                                              CALCULATION OF PURCHASE PRICE

SECTION 2.1  Calculation of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION 2.2  Definitions and Calculations Related to Purchase Price Percentage  . . . . . . . . . . . . . . . . . . .   8

                                                       ARTICLE III
                                        PAYMENT OF PURCHASE PRICE; SERVICING, ETC.

SECTION 3.1  Purchase Price Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.2  The Buyer Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.3  Application of Funds; Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 3.4  Servicing of Receivables and Related Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.5  Adjustments for Noncomplying Receivables and Dilution  . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.6  Payments and Computations, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE IV
                                                 CONDITIONS TO PURCHASES

SECTION 4.1  Conditions Precedent to Initial Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.2  Certification as to Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 4.3  Timing of Conveyance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


                                                        ARTICLE V
                                              REPRESENTATIONS AND WARRANTIES

SECTION 5.1  Representations and Warranties of the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 5.2  Representations and Warranties of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 5.3  Representations and Warranties of Sub-Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                        ARTICLE VI
                                             GENERAL COVENANTS OF THE SELLERS

SECTION 6.1  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 6.2  Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 6.3  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                       ARTICLE VII
                                           ADDITIONAL RIGHTS AND OBLIGATIONS IN
                                             RESPECT OF THE SPECIFIED ASSETS

SECTION 7.1  Rights of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 7.2  Responsibilities of the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 7.3  Further Action Evidencing Purchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 7.4  Collection of Receivables; Rights of Buyer and Its Assignees . . . . . . . . . . . . . . . . . . . . . .  34

                                                       ARTICLE VIII
                                                       TERMINATION

SECTION 8.1  Termination by the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 8.2  Automatic Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                        ARTICLE IX
                                                     INDEMNIFICATION

SECTION 9.1  Indemnities by the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 9.2  Indemnification Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                        ARTICLE X
                                                      MISCELLANEOUS

SECTION 10.1 Amendments; Waivers, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 10.2 Notices, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 10.3 Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 10.4 Binding Effect; Assignability; Survival of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 10.5 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 10.6  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 10.7  Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 10.8  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 10.9  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 10.10 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 10.11 Acknowledgment and Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 10.12 No Partnership or Joint Venture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 10.13 No Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 10.14 Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 10.15 Recourse to Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                    EXHIBITS

EXHIBIT A      Form of Buyer Note
EXHIBIT B      Form of Seller Assignment Certificate


                                   SCHEDULES

SCHEDULE 1     Litigation and Other Proceedings
SCHEDULE 2     Changes in Financial Condition
SCHEDULE 3     Offices of the Sellers where Records are Maintained
SCHEDULE 4     Legal Names, Trade Names and Names Under Which the Companies Do Business
SCHEDULE 5     Software Programs and Licenses


         This RECEIVABLES PURCHASE AGREEMENT, dated as of April 29, 1996 (this "Agreement"), is made among AVONDALE MILLS, INC., an Alabama corporation ("Avondale"), certain affiliates of Avondale that become party hereto in accordance with the terms hereof (together with Avondale, the "Sellers"), and AVONDALE RECEIVABLES COMPANY, a Delaware corporation ("Buyer").

         Pursuant to the Pooling and Servicing Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Pooling Agreement"), Buyer intends to transfer its interests in the Receivables sold pursuant hereto, together with Receivables contributed to Buyer by Avondale from time to time, to the Trust in order to, among other things, finance its purchases hereunder. Except as otherwise defined herein, capitalized terms have the meanings assigned to them in Appendix A to the Pooling Agreement, and this Agreement shall be interpreted in accordance with the conventions set forth in Part B of such Appendix A.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I
                         AGREEMENT TO PURCHASE AND SELL


         SECTION 1.1 Agreement to Purchase and Sell. Each Seller hereby sells, transfers, assigns, sets over and conveys to Buyer, and Buyer agrees to purchase from each Seller, at the times set forth in Section 1.2, all of such Seller's right, title and interest in, to and under:

                 (a) all Receivables of such Seller (other than Contributed Receivables) that existed and were owing to such Seller or to Graniteville Company as at the closing of such Seller's business on the Initial Cut-Off Date,

                 (b) all Receivables (other than Contributed Receivables) created by such Seller that arise during the period from and including the closing of such Seller's business on the Initial Cut-Off Date to but excluding the earlier to occur of (i) the Purchase Termination Date and (ii) the Termination Effective Date (if any) for such Seller,

                 (c) all Related Security with respect to such Receivables of such Seller,

                 (d) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that a Seller or the Servicer applies in the ordinary course of its business to amounts owed in respect of any such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables, and

                 (e)  all Records relating to any of the foregoing.

         As used herein, (i) "Purchased Receivables" means the items listed above in clauses (a) and (b), (ii) "Related Purchased Assets" means the items listed above in clauses (c), (d) and (e), (iii) "Related Assets" means the Related Purchased Assets and the Related Contributed Assets, (iv) "Purchased Assets" means the Purchased Receivables and the Related Purchased Assets, (v) "Specified Assets" means the Purchased Receivables, the Contributed Receivables and the Related Assets and (vi) "Specified Receivables" means the Purchased Receivables and the Contributed Receivables.

         SECTION 1.2  Timing of Purchases.

         (a) Initial First Issuance Date Purchases. All of the Purchased Assets of each Seller that existed at the closing of such Seller's business on the Initial Cut-Off Date shall be sold automatically to Buyer on the First Issuance Date.

         (b)  Regular Purchases.  Except to the extent otherwise provided in
Section 8.2 or (with respect to any Seller) Section 1.8, after the closing of a Seller's business on the Initial Cut-Off Date until the closing of such Seller's business on the Business Day immediately preceding the Purchase Termination Date, all Receivables and the Related Assets of each Seller shall be sold automatically to Buyer pursuant hereto immediately (and without further action by any Person) upon the creation of the Receivable or Related Asset.

         SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees to make Purchase Price payments to the Sellers in accordance with Article III.

         SECTION 1.4 No Recourse. Except as specifically provided in this Agreement, the sale and purchase of Purchased Assets under this Agreement shall be without recourse to the Sellers; it being understood that (i) each Seller shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to such Seller for the credit risk of the Obligors, and
(ii) Avondale shall be liable to Buyer to the extent specified in the Seller Guaranty.

         SECTION 1.5 No Assumption of Obligations Relating to Receivables, Related Assets or Contracts. None of Buyer, any Servicer nor the Trustee shall have any obligation or liability to any Obligor or other customer or client of a Seller (including any obligation to perform any of the obligations of such Seller under any Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed by Buyer, any Servicer or the Trustee hereunder, and any assumption thereof is expressly disclaimed.

         SECTION 1.6 True Sales. The Sellers and Buyer intend the transfers of Receivables hereunder to be true sales by the Sellers to Buyer that are absolute and irrevocable and that provide Buyer with the full benefits of ownership of the Receivables, and none of the Sellers nor Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from Buyer to any Seller.

         It is, further, not the intention of Buyer or any Seller that the conveyance of the Specified Assets by a Seller be deemed a grant of a security interest in the Specified Assets by such Seller to Buyer to secure a debt or other obligation of such Seller. However, in the event that, notwithstanding the intent of the parties, any Specified Assets are property of any Seller's estate, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by such Seller provided for in this Agreement shall be deemed to be a grant by such Seller to Buyer of, and such Seller hereby grants to Buyer, a security interest in and to all of such Seller's right, title and interest in, to and under the Specified Assets to secure (1) the rights of Buyer hereunder and (2) a loan by Buyer to such Seller in the amount of the related Purchase Price of the Purchased Assets sold by it or the Unpaid Balance of any Contributed Receivables and the Related Contributed Assets, as the case may be. Each Seller and Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Specified Assets, such security interest would be a perfected security interest of first priority (subject to Permitted Adverse Claims) in favor of Buyer under applicable law and will be maintained as such throughout the term of this Agreement.

         SECTION 1.7 Addition of Sellers. Any Domestic Subsidiary of Avondale or of Avondale Incorporated may become a Seller hereunder and sell its accounts receivable and property of the types that constitute Related Assets hereunder to Buyer if (x) the last sentence of this Section applies or (y) the Modification Condition is satisfied with respect to such addition; provided that prior to the first addition of a Subsidiary as Seller pursuant to this Section, Avondale shall have delivered to Buyer and the Trustee the executed Seller Guaranty and an opinion of counsel (reasonably satisfactory to Buyer and Trustee) as to the due authorization, execution, delivery and enforceability of the Seller Guaranty. Avondale and the Domestic Subsidiary that is proposed to be added as a Seller shall give to Buyer, the Trustee and the Rating Agencies not less than 30 days' (or such shorter number of days as is acceptable to Trustee) prior written notice of the effective date of the addition of the Domestic Subsidiary as a Seller. Once the notice has been given, any addition of a Domestic Subsidiary of Avondale or Avondale Incorporated as a Seller pursuant to this section shall become effective on the first Business Day following the expiration of the notice period (or such later date as may be specified in the notice) on which (i) the Modification Condition has been satisfied, (ii) the Servicer shall have delivered to the Trustee a supplement to the Monthly Report then in effect as described in Section 3.5(e) of the Pooling Agreement and shall have confirmed in writing to the Trustee that the Seller Guaranty covers Obligations of such Domestic Subsidiary, and (iii) such Domestic Subsidiary and the parties hereto shall have executed and delivered the agreements, instruments and other documents and the amendments or other modifications to the Transaction Documents, in form and substance reasonably satisfactory to Buyer and the Trustee, that Buyer or the Trustee reasonably determine are necessary or appropriate to effect the addition. The Modification Condition need not be satisfied as to any new Seller if (x) the new Seller is in the same line of business as one or more existing Sellers or a related line of business,
(y) the aggregate Unpaid Balance of the new Seller's outstanding Receivables on the last Cut-Off Date prior to the day that it becomes a Seller is less than 5% of the aggregate Unpaid Balance of all Receivables (including the new Seller's Receivables) on such Cut-Off Date and (z) no more than two other Persons have become Sellers during the preceding twelve months without satisfaction of the Modification Condition.

         SECTION 1.8 Termination of Status as a Seller. (a) At any time when more than one Person is a Seller, a Seller may terminate its obligation to sell its Receivables and Related Assets to Buyer if such Seller (a "Terminating Seller") is either a Voluntary Terminating Seller or a Mandatory Terminating Seller.

         (b) A "Voluntary Terminating Seller" is a Seller that satisfies the following requirements:

                 (i) such Seller shall have given Buyer, the Trustee and the Rating Agencies not less than 30 days' (or such shorter period as is acceptable to the Trustee) prior written notice of its intention to terminate its obligation to sell its Receivables and Related Purchased Assets to the Buyer (the date on which such notice is given by the Terminating Seller being the "Terminating Seller Notice Date"),

                 (ii) an Authorized Officer of the Terminating Seller shall have certified that the termination by the Terminating Seller of its status as a Seller will not have a Material Adverse Effect,

                 (iii) both immediately before and after giving effect to the termination by the Terminating Seller, no Early Amortization Event or Unmatured Early Amortization Event shall have occurred and be continuing or shall reasonably be expected to occur, and

                 (iv) either (x) such Seller is a Permitted Terminating Seller or (y) the Modification Condition is satisfied with respect to the termination by such Seller.

         "Permitted Terminating Seller" means a Voluntary Terminating Seller that satisfies the following requirements: (x) the aggregate Unpaid Balance of such Seller's Receivables on the Cut-Off Date immediately preceding its Terminating Seller Notice Date would not exceed 20% of the aggregate Unpaid Balance of all Receivables, calculated as of such Cut-Off Date, and (y) the aggregate Unpaid Balance of such Seller's Receivables on such Cut-Off Date, together with the Previously Terminated Seller Amount in respect of Sellers terminated pursuant to this subsection 1.8(b), would not exceed 25% of the sum of the Previously Terminated Seller Amount and the aggregate Unpaid Balance of all Receivables (calculated as of such Cut-Off Date).

         "Previously Terminated Seller Amount" means, on any day, the aggregate Unpaid Balance of Receivables originated by all Sellers previously terminated pursuant to this subsection 1.8(b), calculated with respect to any Seller as of the Cut-Off Date immediately preceding its Terminating Seller Notice Date.

         (c) A "Mandatory Terminating Seller" is a Seller that has ceased to be a Subsidiary of Avondale or that has sold all or substantially all of its assets to any Person (other than an Avondale Person). Avondale shall give the Buyer, the Trustee and the Rating Agencies not less than 20 days' (or such shorter period as is acceptable to the Trustee) prior written notice of circumstances that would cause a Seller to become a Mandatory Terminating Seller.

         (d) Each Terminating Seller shall have a "Termination Effective Date," determined as follows. The Termination Effective Date for a Voluntary Terminating Seller shall be the first date on which the conditions specified in
Section 1.8(b) are satisfied. The Termination Effective Date for a Mandatory Terminating Seller shall be the date on which such Seller ceases to be a Subsidiary of Avondale or has sold all or substantially all of its assets to any Person (other than an Avondale Person). As of the Termination Effective Date for any Terminating Seller, such Terminating Seller shall be relieved of its obligation to sell, and the Buyer shall be relieved to its obligation to buy, Receivables (and Related Purchased Assets with respect thereto) originated by such Terminating Seller on or after such date. Such Terminating Seller shall not be relieved of its other Obligations, to the extent such Obligations relate to Receivables (and Related Assets with respect thereto) originated before such Termination Effective Date, except that: (i) any Mandatory Terminating Seller shall not be bound by Section 6.3(d) on and after its Termination Effective Date, and (ii) no Terminating Seller shall be bound by
Section 6.1, 6.2, 6.3, 7.3 or 10.6 after the aggregate Unpaid Balance of Receivables originated by such Seller and included in the Receivables Pool is reduced to zero (whether by sale, payment or write-off of such Receivables; provided, that any write-offs are made in a manner consistent with such Seller's prior practices and the applicable Credit and Collection Policy).

         (e) A Terminating Seller may require the Buyer to exercise its rights under Section 13.19 of the Pooling Agreement to cause the Trustee to convey all of its right, title and interest in, to and under all (but not less than all) of the Specified Assets originated by such Terminating Seller to a Person designated by such Terminating Seller against receipt, in cash, of a release price of not less than the aggregate Unpaid Balance of the released Receivables. No such release and conveyance shall, however, be permitted if as a result thereof, any Avondale Person would acquire any of such Terminating Seller's Specified Receivables.

         (f) A Terminating Seller may (i) sell its Buyer Note to any other Seller for a purchase price equal to the present value of the outstanding principal amount thereof or (ii) transfer its Buyer Note to Avondale as a dividend.

         SECTION 1.9 Contribution of Receivables. Avondale hereby transfers to Buyer, as a contribution to the capital of Buyer, all its right, title and interest in, to and under:

         (a) (i) Receivables of Avondale having (x) a Purchase Price equal to $45,000,000, and (y) among the existing Receivables, the oldest invoice dates as of the closing of Avondale's business on the Initial Cut-Off Date, and (ii) all other Receivables contributed by Avondale pursuant to Section 3.1 (the Receivables in clauses (i) and (ii) being the "Contributed Receivables"),

         (b)  all Related Security with respect to the Contributed Receivables,

         (c) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Contributed Receivable or Related Security with respect to any such Contributed Receivable, or otherwise applied to repay or discharge any such Contributed Receivable (including insurance payments that Avondale or the Servicer applies in the ordinary course of its business to amounts owed in respect of any such Contributed Receivable and net proceeds of any sale or other disposition or repossessed goods that were the subject of any such Contributed Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Contributed Receivables, and

         (d) all Records relating to any of the foregoing (the items listed above in clauses (b), (c) and (d) being referred to herein as the "Related Contributed Assets").

         SECTION 1.10 Insurance Claims. If Servicer shall have filed a claim under any applicable credit insurance policy with respect to an Obligor and Buyer is entitled to request reconveyance by the Trustee of Receivables owed by such Obligor pursuant to Section 13.19(b) of the Pooling Agreement, Buyer shall so request such reconveyance and shall, upon receipt of such reconveyance, convey all of its right, title and interest in such Receivables to the relevant Sellers or the relevant insurer (as requested) pursuant to a Limited Warranty Assignment.


                                   ARTICLE II
                         CALCULATION OF PURCHASE PRICE


         SECTION 2.1 Calculation of Purchase Price. (a) On each Settlement Date, the Servicer shall deliver to Buyer, the Trustee and Avondale a report (a "Settlement Report") with respect to Buyer's purchases of Receivables from the Sellers during the immediately preceding Settlement Period, as more fully described in Section 3.3. "Settlement Period" means each of: (i) the First Issuance Date and (ii) each fiscal week of Avondale following the Closing Date. "Settlement Date" means with respect to each Settlement Period, the first Business Day following the end of such Settlement Period.

         (b) The "Purchase Price" to be paid to such Seller for the Purchased Receivables and Related Purchased Assets that are to be sold by a Seller to the Buyer during a Settlement Period shall be determined in accordance with the following formula:

         PP      =        AUB x PPP

         where:

         PP      =        the aggregate Purchase Price for the Purchased
                          Receivables and Related Purchased Assets sold by such Seller during such period,

         AUB     =        the "Aggregate Unpaid Balance" of the Purchased
                          Receivables sold by such Seller during such period.
                          For purposes of this calculation, "Aggregate Unpaid
                          Balance" shall mean (i) for purposes of calculating the Purchase Price of Receivables sold by such Seller on the First Issuance Date, the sum of the Unpaid
                          Balance of each Receivable generated by such Seller, as measured as at the closing of such Seller's business on the Initial Cut-Off Date, and (ii) for purposes of calculating the Purchase Price of Receivables sold by such Seller during each Settlement Period thereafter, the sum of the Unpaid
                          Balance of the Receivables sold by such Seller on each day during such Settlement Period, calculated at the time of such sale to Buyer, and

         PPP     =        the Purchase Price Percentage applicable to the
                          Receivables sold during such period, as determined pursuant to Section 2.2.

         SECTION 2.2 Definitions and Calculations Related to Purchase Price Percentage.

         (a) "Purchase Price Percentage" for the Receivables to be sold by a Seller on any day during a Distribution Period shall mean the percentage determined in accordance with the following formula:

         PPP =   100% - (LLR + PDRR)

         where:

         PPP     =        the Purchase Price Percentage in effect during such
                          Distribution Period,

         LLR     =        the Loss to Liquidation Ratio (expressed as a
                          percentage) in effect during such Distribution
                          Period, and

         PDRR    =        the Purchase Discount Reserve Ratio (expressed as a
                          percentage) in effect during such Distribution
                          Period, as determined on such day pursuant to subsection (b) below.

The Purchase Price Percentage, the Loss to Liquidation Ratio and the Purchase Discount Reserve Ratio shall be recomputed by the Servicer on each Report Date, in each case as of the then most recent Cut-Off Date, and shall become effective on the next Distribution Date.

         (b) "Purchase Discount Reserve Ratio" for the Receivables to be sold on any day shall mean a percentage determined in accordance with the following formula:

         PDRR =           (TD/360 x DR) + PD

         where:

         PDRR    =        the Purchase Discount Reserve Ratio in effect during
                          such Distribution Period,

         TD      =        the Turnover Days during the Calculation Period
                          preceding the first day of such Distribution Period,

         DR      =        the Discount Rate (expressed as a percentage) in
                          effect during such Distribution Period as determined pursuant to subsection (c) below, and

         PD      =        a profit discount equal to 0.20%; provided that such
                          percentage may be changed by written agreement of the Sellers and Buyer if, prior to giving effect to such change, (i) Buyer shall have provided to the Trustee and the Rating Agencies a Bankruptcy Opinion that takes such change into account and (ii) the Modification Condition shall have been satisfied.

         (c) "Discount Rate" for the Receivables to be sold on any day during a Distribution Period shall mean a fraction (expressed as a percentage) having
(i) a numerator equal to 4 multiplied by an amount equal to the accrued Carrying Costs for the three Calculation Periods preceding the first day of such Distribution Period, and (ii) a denominator equal to the aggregate Unpaid Balance of the Receivables as of the last day of the Calculation Period preceding the first day of such Distribution Period; provided that, for the first three Calculation Periods, the Discount Rate shall be 5.04%.


                                  ARTICLE III
                   PAYMENT OF PURCHASE PRICE; SERVICING, ETC.


         SECTION 3.1 Purchase Price Payments. On the terms and subject to the conditions of this Agreement, Buyer shall pay to the Sellers the Purchase Price for the Receivables and Related Assets purchased by Buyer hereunder: (i) by making a cash payment on each Business Day to Avondale (for the account of the Sellers as an estimated payment) to the extent that Buyer has cash available to make the payment under Section 3.3, (ii) by increasing the principal amount outstanding under the relevant Buyer Notes on the dates and as provided in
Section 3.3, or (iii) at the option of Avondale (as evidenced by notice to the Servicer), only in the case of Avondale as Seller, considering such excess to have been contributed to Buyer by Avondale as a capital contribution, on the dates and as provided in Section 3.3.

         Each Seller agrees that, prior to the Seller Maturity Date, Buyer shall be required to make payments in respect of the payment obligations evidenced by the Buyer Notes only to the extent that it has cash available under Section 3.3.

         SECTION 3.2 The Buyer Notes. (a) On the First Issuance Date, Buyer will deliver to each Seller a promissory note, substantially in the form of Exhibit A, payable to the order of such Seller (each such promissory note, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called a "Buyer Note"). Each Buyer Note is payable in full on the date (the "Seller Maturity Date") that is one year and one day after the date on which all Investor Certificates and Purchased Interests have been repaid in full and the Revolving Periods for all Investor Revolving Certificates and Purchased Interests have terminated. Each Buyer Note bears interest at a rate per annum equal to the rate publicly announced by the Trustee from time to time as its "reference" or "prime" rate, determined as of each Cut-Off Date. Buyer may prepay all or part of the outstanding balance of any Buyer Note from time to time without any premium or penalty, unless the prepayment would result in a default in Buyer's payment of any other amount required to be paid by it under any Transaction Document.

         (b) The Initial Servicer (or its designee) shall hold all Buyer Notes for the benefit of the Sellers and shall make all appropriate recordkeeping entries with respect to the Buyer Notes or otherwise to reflect the payments on and adjustment of the Buyer Notes; provided, however, that if any such Buyer Notes are pledged to secure the obligations of any Seller, such Buyer Notes may be delivered to and held by the holder(s) of such obligations or its or their agent or representative. The Initial Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on each Buyer Note at any time. Each Seller hereby irrevocably authorizes the Initial Servicer to mark its Buyer Note "CANCELLED" and return it to Buyer upon the final payment thereof.

         SECTION 3.3 Application of Funds; Settlement. (a) If, on any day during a Settlement Period, Buyer receives proceeds of transfers pursuant to the Pooling Agreement, Buyer shall apply the funds as follows:

                 first, to pay its existing expenses and to set aside funds for the payment of expenses that are then accrued (in each case to the extent such expenses are permitted to exist under Section 7.2(l) of the Pooling Agreement), second, if the Termination Effective Date has occurred for a Terminating Seller, to repay amounts owed by the Buyer to such Terminating Seller under its Buyer Note, and third, to pay to Avondale (for the account of all Sellers other than a Terminating Seller) an estimated payment (an "Estimated Payment") for Receivables sold during such Settlement Period.

                 (b) On the Settlement Date for each Settlement Period, Avondale shall calculate the following amounts for each Seller:

                          (i) the aggregate Purchase Price for Receivables sold by such Seller during such Settlement Period,

                          (ii) the sum of the Seller Dilution Adjustments and Sellers Noncomplying Receivables Adjustments for such Seller during such Settlement Period, calculated as provided in
                 Section 3.5,

                          (iii) the aggregate amount of payments (if any) received by the Buyer during such Settlement Period in respect of Receivables for which such Seller previously made Seller Noncomplying Receivables Adjustment,

                          (iv) an amount (the "Net Payable Amount") equal to the sum (whether positive or negative) of: (A) the amount determined pursuant to clause (i) minus (B) the amount determined pursuant to clause (ii) plus (C) the amount determined pursuant to clause (iii),

                          (v) if such Seller's Net Payable Amount is a positive number, a fraction (such Seller's "Settlement Percentage"), the numerator of which is such Seller's Net Payable Amount and the denominator of which is the sum of the positive Net Payable Amounts for all Sellers.

                 (c) If a Seller's Net Payable Amount for a Settlement Period is a positive number, Avondale shall pay to such Seller its Settlement Percentage of the aggregate Estimated Payments received by Avondale during such Settlement Period (or, if less, such Seller's Net Payable Amount). If such Net Payable Amount is greater than the amount so payable by Avondale, such Seller's Buyer Note shall be automatically increased by the amount of such excess or (if such Seller is Avondale and Avondale so elects by notice to Servicer, Buyer and Trustee) such excess shall be deemed to be a capital contribution to Buyer.

                 (d) If such Seller's Net Payable Amount for a Settlement Period is a negative number, such Seller's Buyer Note shall be reduced by the absolute value of such Net Payable Amount. If such absolute value exceeds the outstanding principal amount of such Buyer Note, such Seller shall pay the amount of such excess to the Buyer in immediately available funds, which payment shall be deemed to be Collections and shall be deposited in the Master Collection Account on such Settlement Date.

                 (e) If the portion of the Estimated Payments allocated to Sellers pursuant to this Section is less than 100% of such payments:
         (i) Buyer shall (to the extent not otherwise prohibited by law or the Transaction Documents) direct Avondale to apply the excess portion of such payments to additional amounts owed under any Buyer Notes and,
         (ii) to the extent funds remain after the application described in clause (i), Buyer may elect to direct Avondale to apply such funds to the extension of loans by Buyer to the Sellers or the declaration by Buyer of dividends to Avondale. Otherwise, Avondale shall promptly return such funds to the Buyer.

                 (f) If at any time Buyer is required to make any payment to Trustee on account of the Net Invested Amount for any Series or Purchased Interest exceeding the Base Amount for such Series or Purchased Interest, then Avondale (on behalf of the Sellers) shall immediately pay to Transferor, for deposit to the Equalization Account, an amount equal to such excess. Amounts not paid pursuant to the foregoing sentence shall bear interest as provided in Section 3.6.

         SECTION 3.4 Servicing of Receivables and Related Assets. Consistent with Buyer's ownership of the Receivables and the Related Assets, as between the parties to this Agreement, Buyer shall have the sole right to service, administer and collect the Receivables, to assign the right and to delegate the right to others. Without limiting the generality of Section 10.11, each Seller hereby acknowledges and agrees that Buyer may assign to the Trustee or Servicer for the benefit of the Investor Certificateholders and Purchasers any or all rights to payment and remedies of Buyer hereunder and agrees to cooperate fully with the Servicer and the Trustee in the exercise of such rights and remedies. As more fully described in Section 7.4(b) and in the Pooling Agreement, the Trustee may exercise the rights in the place of Buyer (as assignee or otherwise) only after the designation of a Servicer other than the Initial Servicer pursuant to Section 10.2 of the Pooling Agreement.

         At Trustee's request in connection with the exercise of such rights, each Seller will (A) assemble all of the Records that are necessary or appropriate to collect the Receivables and Related Transferred Assets, and shall make the same available to Trustee at one or more places selected by Trustee or its designee, and (B) permit, upon not less than two Business Days' prior written notice, any Successor Servicer and its agents, employees and assignees access to their respective facilities and their respective Records.

         SECTION 3.5  Adjustments for Noncomplying Receivables and Dilution.
(a) If at any time any of Buyer, the Servicer, the Trustee or a Seller shall determine that any Receivable identified by a Seller (as evidenced in a report of the Servicer) as an Eligible Receivable on the date of Purchase thereof by Buyer or the contribution thereof to Buyer was in fact a Seller Noncomplying Receivable on such date, or that any of the representations and warranties made by the related Seller in Section 5.1(k) with respect to such Receivable was not true on such date, such Seller shall be deemed to have received on the date of such determination a Collection of the Receivable in an amount equal to the Unpaid Balance of the Receivable (the sum of all such amounts for such Seller on any day being called the "Seller Noncomplying Receivables Adjustment" for such Seller for such day), and such Seller Noncomplying Receivables Adjustment shall be settled in the manner provided for in Section 3.1.

         (b) If on any day the aggregate Unpaid Balance of the Receivables sold or contributed to Buyer on or before such date by a Seller is reduced in any manner described in the definition of "Dilution" (the total of the reductions being called the "Seller Dilution Adjustment" for the Seller for such day), then such Seller shall be deemed to have received on such day a Collection of Receivables in the amount of the Seller Dilution Adjustment and such Seller Dilution Adjustment shall be settled in the manner provided in
Section 3.1.

         SECTION 3.6 Payments and Computations, Etc. (a) All amounts to be paid by a Seller to Buyer hereunder shall be received in accordance with the terms hereof no later than 1:00 p.m., New York City time, on the day when due in Dollars in immediately available funds in an account that Buyer shall from time to time specify in writing. Payments received by Buyer after such time shall be deemed to have been received on the next Business Day. In the event that any payment otherwise is scheduled to become due on a day that is not a Business Day, then payment shall become due on the next Business Day. Each Seller shall, to the extent permitted by law, pay to Buyer, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the interest rate on the applicable Buyer Note in effect on the date the payment was due; provided, however, that the interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         (b) All amounts to be paid by Buyer to a Seller hereunder shall be paid to Servicer (for the account of such Seller) no later than 2:00 p.m., New York City time, on the day when due in Dollars in immediately available funds to an account that the Initial Servicer shall from time to time specify in writing. Payments received by Servicer after such time shall be deemed to have been received on the next Business Day. Servicer shall promptly remit payments received by it in immediately available funds to such account as the applicable Seller shall from time to time specify in writing. In the event that any payment otherwise is scheduled to become due on a day that is not a Business Day, then such payment shall become due on the next Business Day. The Buyer shall, to the extent permitted by law, pay to the applicable Seller, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the interest rate on the applicable Buyer Note in effect on the date the payment was due; provided, however, that the interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                                   ARTICLE IV
                            CONDITIONS TO PURCHASES


         SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of Buyer, and (ii) Buyer shall have received (or in the case of subsection (f) below, shall have delivered) each of the following, on or before the First Issuance Date, each (unless otherwise indicated) dated the date hereof or the First Issuance Date and each in form and substance satisfactory to Buyer:

                 (a) Seller Assignment Certificates. A Seller Assignment Certificate from each Seller in the form of Exhibit B, duly completed, executed and delivered by such Seller,

                 (b) Resolutions. A copy of the resolutions of the Board of Directors of each Seller approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be required by Buyer, certified by its Secretary or Assistant Secretary, each as of a recent date acceptable to Buyer,

                 (c) Good Standing Certificate of each Seller; Certificates as to Foreign Qualification of each Seller. A good standing certificate for each Seller, issued as of a recent date by the Secretary of State of: (i) the jurisdiction of its incorporation and (ii) each state in which such Seller transacts business and where the failure so to be in good standing reasonably could be expected to have a Material Adverse Effect,

                 (d) Incumbency Certificate. A certificate of the Secretary or Assistant Secretary of each Seller certifying, as of a recent date reasonably acceptable to Buyer, the names and true signatures of the officers authorized on such Seller's behalf to sign the Transaction Documents to be delivered by such Seller (on which certificate Buyer, the Trustee and the Servicer may conclusively rely until such time as Buyer shall receive from such Seller (with a copy to the Trustee and the Servicer), a revised certificate meeting the requirements of this subsection),

                 (e) Other Transaction Documents. Original copies, executed by each of the parties thereto in such reasonable number as shall be specified by Buyer, of each of the other Transaction Documents to be executed and delivered in connection herewith,

                 (f)  Buyer Notes.  The Buyer Notes, executed by Buyer, and

                 (g) License Agreements. Duly executed counterparts of (i) software license agreements between each Seller or Servicer that uses its own proprietary software in the origination or servicing of Receivables or Related Assets and Buyer, and (ii) consents given with respect to any license agreement between a Seller or Servicer and any third party vendor, permitting the assignment thereof to a replacement Servicer.

         SECTION 4.2 Certification as to Representations and Warranties. Each Seller (by accepting the Purchase Price paid for each Purchase) and Avondale (upon a contribution of Receivables and Related Assets to the Buyer) shall be deemed to have certified with respect to such Receivables and Related Assets to be sold or contributed on such day that its representations and warranties contained in Article V (excluding, with respect to any day after the First Issuance Date, Section 5.1(i)) are true and correct on and as of such day, with the same effect as though made on and as of such day.

         SECTION 4.3 Timing of Conveyance. Upon the origination of a Receivable and Related Asset, title to the Receivable or Related Asset shall vest in Buyer, whether or not the conditions precedent to the Purchase were in fact satisfied; provided, however, that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by a Seller in fact to satisfy any such condition precedent.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES


         SECTION 5.1 Representations and Warranties of the Sellers. In order to induce Buyer to enter into this Agreement and to make purchases hereunder, each Seller hereby makes the representations and warranties set forth in this section with respect to itself at the times and to the extent set forth in
Section 4.2 (it being understood that only Avondale makes the representations and warranties set forth below with respect to any Contributed Receivables and Related Contributed Assets).

                 (a) Organization and Good Standing. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted. Such Seller had at all relevant times, and now has, all necessary corporate power, authority and legal right to own, sell and (if applicable) contribute its Receivables and the Related Assets.

                 (b) Due Qualification. Such Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires qualification, licenses or approvals and where the failure so to qualify, to obtain the licenses and approvals or to preserve and maintain the qualification, licenses or approvals is likely to have a Material Adverse Effect.

                 (c)  Power and Authority; Due Authorization.  Such Seller has
         (i) all necessary corporate power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (C) sell, assign and (if applicable) contribute the Receivables and the Related Assets on the terms and subject to the conditions herein and therein provided and (ii) duly authorized by all necessary action such sale, assignment and (if applicable) contribution, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

                 (d) Valid Sale; Binding Obligations. Each sale of Receivables and Related Assets made by such Seller pursuant to this Agreement, and each contribution of Receivables and Related Assets made to Buyer shall constitute a valid sale (except in the case of Contributed Receivables and Related Contributed Assets), transfer and assignment of all of such Seller's right, title and interest in, to and under such Receivables and the Related Assets of such Seller to Buyer that is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, such Seller and free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as a result of any action taken by Buyer hereunder or by the Trustee under the Pooling Agreement); and this Agreement constitutes, and each other Transaction Document to which such Seller is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                 (e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by such Seller and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) its Certificate of Incorporation or Bylaws or (B) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which such Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Assets other than pursuant to this Agreement and the other Transaction Documents, or (iii) conflict with or violate any applicable federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to it or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties, which conflict, violation, breach, default or Adverse Claim, individually or in the aggregate, is likely to have a Material Adverse Effect.

                 (f)  Litigation and Other Proceedings.  Except as described in
         Schedule 1, (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of such Seller, overtly threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality and (ii) it is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority that, in the case of each of clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the sale, assignment or contribution of any Receivables or Related Assets by such Seller to Buyer, the issuance of the applicable Seller Assignment Certificate or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that would materially and adversely affect the performance by such Seller of its obligations under this Agreement or any other Transaction Document or the validity or enforceability of this Agreement or any other Transaction Document, (D) seeks to affect adversely the income tax attributes of the purchases hereunder or the applicable Seller Assignment Certificate, in the case of each of the foregoing whether under the United States Federal income tax system or any state income tax system, or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations is likely to have a Material Adverse Effect.

                 (g) Approvals. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority or other Person that are required to be obtained by such Seller, and all notices to and filings (except, in respect of enforceability against any Obligor that is the United States government or any of its agencies or instrumentalities, any filings under the Federal Assignment of Claims Act and any consents required by states with respect to any Specified Receivables arising from any state or local government agency or instrumentality, so long as such Receivables are not reported as Eligible Receivables), with any Governmental Authority or other Person that are required to be made by it, in the case of each of the foregoing in connection with the conveyance of Receivables and Related Assets or the due execution, delivery and performance by such Seller of this Agreement, such Seller's Seller Assignment Certificate or any other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, have been obtained or made and are in full force and effect, except where the failure to obtain or make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, is likely to have a Material Adverse Effect.

                 (h) Bulk Sales Act. No transaction contemplated by this Agreement or any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

                 (i) Financial Condition. The Pro Forma Financial Data, copies of which have been furnished to Buyer and the Trustee, fairly present in all material respects on a pro forma basis the consolidated financial position, results of operations and cash flows of Avondale and its consolidated Subsidiaries as at the dates specified therein and the consolidated results of the operations of Avondale and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied throughout the periods reflected therein (except as indicated therein and, in the case of quarterly financial statements, subject to year-end adjustments and the absence of notes thereto), and, except as set forth in Schedule 2, or in the offering circular described below, since August 25, 1995 through the date hereof there has been no material adverse change in the financial condition, business or operations of Avondale and its consolidated Subsidiaries. "Pro Forma Financial Data" means the pro forma consolidated financial data included in the offering circular, dated April 26, 1996, with respect to the proposed offering of Senior Subordinated Notes due 2006 to be issued by Avondale.

                 (j) Margin Regulations. No use of any funds obtained by such Seller under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Federal Reserve Board from time to time.

                 (k) Quality of Title. (i) Immediately before each purchase to be made by Buyer hereunder and (in the case of Avondale) each contribution to be made to Buyer, each Receivable and Related Asset of such Seller that is then to be transferred to Buyer thereunder, and the related Contracts, shall be owned by such Seller free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as the result of any action taken by Buyer hereunder or by the Trustee under the Pooling Agreement); provided that the existence of an Adverse Claim that is released on the First Issuance Date (upon application of the proceeds of the issuance of Certificates on that date) shall not constitute a breach of this representation and warranty; and such Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of Buyer and its successors in the Receivables and Related Assets against all creditors of, and purchasers from, such Seller.

                          (ii) Whenever Buyer makes a purchase hereunder from such Seller (or accepts a contribution from Avondale), the Buyer shall have acquired a valid and perfected first priority ownership interest in each Specified Asset sold by such Seller or contributed by Avondale on such date, free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as the result of any action taken by Buyer hereunder or by the Trustee under the Pooling Agreement).

                          (iii) No effective financing statement or other instrument similar in effect that covers all or part of any Receivable originated by such Seller, any interest therein or any Related Asset with respect thereto is on file in any recording office except financing statements as to termination statements or releases that are filed on the First Issuance Date or fifth Business Day after the First Issuance Date and
                 (x) such as may be filed (A) in favor of such Seller in accordance with the Contracts, (B) in favor of Buyer pursuant to this Agreement and (C) in favor of the Trustee, for the benefit of the Investor Certificateholders and Purchasers, in accordance with the Pooling Agreement, (y) such as may have been identified to Buyer prior to the First Issuance Date and termination statements relating to which have been placed with LEXIS Document Services (or a similar service acceptable to the Trustee) for filing within five Business Days of the First Issuance Date, and (z) such as may be filed with respect to Receivables (and Related Assets with respect thereto) that are not Specified Receivables in favor of Persons bound by an Intercreditor Agreement. No effective financing statement or instrument similar in effect relating to perfection that covers any inventory of such Seller that might give rise to Receivables is on file in any recording office except for (so long as an Intercreditor Agreement is in effect) financing statements or instruments in favor of creditors of such Seller bound by such Intercreditor Agreement.

                          (iv) No Purchase by Buyer from such Seller (or, in the case of Avondale, no capital contribution to Buyer) constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

                          (v)  Each Purchase by Buyer from such Seller
                 constitutes a true and valid sale of the Receivables and Related Assets under applicable state law and true and valid assignments and transfers for consideration (and not merely a pledge of the Receivables and Related Assets for security purposes), enforceable against the creditors of such Seller, and no Receivables or Related Assets transferred to Buyer hereunder shall constitute property of such Seller.

                 (l) Eligible Receivables. (i) On the date of each Purchase of Receivables hereunder from such Seller (or, in the case of Avondale) contribution from such Seller, each such Receivable, unless otherwise identified to Buyer and the Trustee by the Servicer in the Daily Report for such date, is an Eligible Receivable, and (ii) on the date of each Daily Report or Monthly Report that identifies a Receivable originated by such Seller as an Eligible Receivable, such Receivable is an Eligible Receivable.

                 (m) Accuracy of Information. All written information furnished by or on behalf of such Seller to Buyer, the Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

                 (n) Offices. The principal place of business and chief executive office of such Seller is located at the address set forth under such Seller's signature hereto, and any other location which has been such Seller's principal place of business or chief executive office during the past four months or in which such Seller keeps (or has kept during the past four months) Records, Contracts, purchase orders and agreements related to the Receivables or Related Assets (and all original documents relating thereto) is specified in Schedule 3 (or at such other locations, notified to the Servicer and the Trustee in accordance with Section 6.1(f), in jurisdictions where all action required pursuant to Section 7.3 has been taken and completed).

                 (o) Account Banks and Payment Instructions. The names and addresses of all the banks, together with the account numbers of the accounts at the banks, into which Collections are paid as of the First Issuance Date have been accurately identified to Buyer in a letter from such Seller to Buyer dated the First Issuance Date or have been specified in the notices as shall have been delivered thereafter pursuant to Section 6.3(c). Each Account Bank has executed and delivered an Account Agreement to Buyer and the Trustee. Such Seller has instructed all Obligors to submit all payments on the Receivables and Related Assets directly to one of the Lockbox Accounts. Any payments not made directly to the Account Banks will be forwarded by the recipient of such payments to the Account Banks within two Business Days.

                 (p) Compliance with Applicable Laws. Such Seller is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (federal, state, local or foreign, and including environmental laws), a violation of any of which, individually or in the aggregate for all such violations, is likely to have a Material Adverse Effect.

                 (q) Legal Names. Except as set forth in Schedule 4, since January 1, 1990 such Seller has not been known by any legal name other than its corporate name as of the date hereof, except to the extent permitted otherwise pursuant to Section 6.3(e), nor has such Seller been the subject of any merger or other corporate reorganization since January 1, 1990 that resulted in a change of name, identity or corporate structure. Such Seller uses no trade names other than its actual corporate name and the trade names set forth in Schedule 4.

                 (r) Investment Company Act. Such Seller is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

                 (s) Taxes. Such Seller has filed or caused to be filed all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing, except: (x) any such taxes, assessments or charges (i) that are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and (iii) with respect to which no Adverse Claim, except Permitted Adverse Claims, has been imposed upon any Receivables or Related Assets, or (y) where the failure so to file or pay would not have a Material Adverse Effect or result in an Adverse Claim (except Permitted Adverse Claims) imposed against any Receivables or Related Assets.

                 (t) Software Programs. Each software program, and any license or other agreement relating to such program, used in the origination or servicing of Receivables and Related Assets as of the First Issuance Date is described in Schedule 5.

         SECTION 5.2 Representations and Warranties of Buyer. From the date hereof until the Purchase Termination Date, Buyer hereby represents and warrants that (a) this

Agreement (i) has been duly authorized, executed and delivered by Buyer and
(ii) constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Agreement does not violate any applicable law or any agreement to which Buyer is a party or by which its properties are bound.

         SECTION 5.3 Representations and Warranties of Sub-Servicer. In order to induce Buyer to enter into this Agreement and to make purchases hereunder:

         (a) Each Seller, in its capacity as a Sub-Servicer, hereby represents and warrants as to itself that all information furnished by or on behalf of such Person to Buyer, Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished, and

         (b) without limiting the foregoing, each Seller, in its capacity as a Sub-Servicer, hereby represents and warrants as to itself that, on the date of each Daily Report or Monthly Report that identifies a Receivable originated by such Seller as an Eligible Receivable, such Receivable is an Eligible Receivable.


                                   ARTICLE VI
                        GENERAL COVENANTS OF THE SELLERS


         SECTION 6.1 Affirmative Covenants. Subject to Section 1.8, from the First Issuance Date until the first day following the Purchase Termination Date on which (x) all Obligations of the Sellers shall have been finally and fully paid and (y) performed and the Invested Amount for each Series or Purchased Interest shall have been reduced to zero (or payment for such Series or Purchased Interest has been duly provided in accordance with the Pooling Agreement), unless Buyer shall otherwise give its prior written consent, each Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

                 (a) Compliance with Laws, Etc. Such Seller will comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Assets, the related

         Contracts of such Seller and any other agreements related thereto), in each case to the extent the failure to comply, individually or in the aggregate for all such failures, reasonably could be expected to have a Material Adverse Effect.

                 (b) Preservation of Corporate Existence. Such Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications reasonably could be expected to have a Material Adverse Effect.

                 (c) Receivables Reviews. Such Seller shall, during regular business hours upon not less than five Business Days' prior notice, permit Buyer and its agents or representatives, at the expense of such Seller, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of such Seller relating to the Receivables or Related Assets generated by such Seller, and (ii) to visit the offices and properties of such Seller for the purpose of examining the materials described in clause (i) above, and to discuss matters relating to any Receivables or any Related Assets of such Seller or such Seller's performance hereunder with any of the Authorized Officers of such Seller or, with the prior consent of an Authorized Officer of such Seller, with employees of such Seller having knowledge of such matters (the examinations set forth in the foregoing clauses (i) and (ii) being herein called a "Seller Receivables Review"). Buyer and its agents or representatives shall be entitled to conduct Seller Receivables Reviews whenever Buyer, in its reasonable judgment, deems it appropriate; provided, that prior to the occurrence and continuance of an Early Amortization Event, Buyer (or its agent or representative) shall give such Seller at least five Business Days' prior notice of any Seller Receivables Review, and Buyer shall have the right to request a Seller Receivables Review not more than twice in any calendar year.

                 (d) Keeping of Records and Books of Account. Such Seller shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing its Receivables and Related Assets in the event of the destruction of the originals thereof), and shall keep and maintain all documents, books, records and other information that, in the reasonable determination of Buyer and the Trustee, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables and the Related Assets. Upon the reasonable request of Buyer made at any time after the occurrence of a Servicer Default that has not been waived in writing by the Trustee, such Seller will deliver copies of all books and records maintained pursuant to this subsection to the Trustee. Such Seller shall maintain at all times accurate and complete books, records and accounts relating to the

         Receivables, Related Assets and Contracts and all Collections thereon in which timely entries shall be made. Such books and records shall be marked to indicate the sales (and, in the case of Avondale, contributions) of all Receivables and Related Assets hereunder and shall include (i) all payments received and all credits and extensions granted with respect to the Receivables and (ii) the return, rejection, repossession or stoppage in transit of any merchandise, the sale of which has given rise to a Receivable that has been purchased by or contributed to Buyer.

                 (e) Performance and Compliance with Receivables and Contracts. Such Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts of such Seller related to the Receivables and Related Assets, in each case to the extent failure to perform or comply is likely to have a Material Adverse Effect.

                 (f) Location of Records and Offices. Such Seller will keep its principal place of business and chief executive office, and the offices where it keeps all Records related to the Receivables and the Related Assets (and all original documents relating thereto), at the addresses referred to in Schedule 3 or, upon not less than 30 days' prior written notice given by such Seller to Buyer, the Trustee and the Rating Agencies, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

                 (g) Credit and Collection Policies. Such Seller will comply in all material respects with its Credit and Collection Policy in regard to each Receivable of such Seller and the Related Assets and the Contracts related to each such Receivable, where the failure so to comply, individually or in the aggregate for all such failures, is likely to have a Material Adverse Effect.

                 (h) Separate Corporate Existence of Buyer. Such Seller hereby acknowledges that the Trustee, on behalf of the Trust, is entering into the transactions contemplated by the Transaction Documents in reliance upon Buyer's identity as a legal entity separate from such Seller and the other Related Persons. Therefore, from and after the date hereof until the first day following the Purchase Termination Date on which all Obligations shall have been fully paid and performed and the Invested Amount for each Series or Purchased Interest shall have been reduced to zero, such Seller will, and will cause each other Related Person to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of Buyer and that Buyer is not a division of the Servicer, such Seller, Avondale or any other Person. Without limiting the foregoing, Avondale and each Seller will, and will cause each other Avondale Person to, operate, conduct their respective businesses and otherwise act in a manner which is consistent in all material respects with the factual assumptions in each Bankruptcy Opinion for each Series.

                 (i) Payment Instructions to Obligors. Such Seller will instruct all Obligors to submit all payments either (i) to one of the lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or to a Concentration Account or (ii) directly to one of the Lockbox Accounts.

                 (j) Segregation of Collections. Such Seller shall use reasonable efforts to minimize the deposit of any funds other than Collections into any of the Lockbox Accounts and, to the extent that any such funds nevertheless are deposited into any of the Lockbox Accounts, shall promptly identify any such funds, or shall cause the funds to be so identified, to Buyer, the Servicer and the Trustee (following which notice, Buyer shall cause the Servicer to return all the funds to such Seller).

                 (k)  Identification of Eligible Receivables.  Such Seller will
         (i) establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Receivable qualifies as an Eligible Receivable, and for identifying, on any Business Day, all Receivables to be sold on that date that are not Eligible Receivables, and (ii) except as permitted in Section 3.5(c) of the Pooling Agreement, notify Buyer prior to the occurrence of a Purchase (and, in the case of Avondale, before a contribution of Receivables and Related Assets) if a Receivable to be sold hereunder will, to such Seller's knowledge, not be an Eligible Receivable as of the date of such Purchase or contribution.

                 (l) Accuracy of Information. All written information furnished on and after the First Issuance Date by or on behalf of such Seller to Buyer, the Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

                 (m) Taxes. File or cause to be filed, and cause each Person with whom it shares consolidated tax liability to file, all Federal, state and local tax returns that are required to be filed by it (except where the failure to file such returns is not likely to have a Material Adverse Effect) and pay or cause to be paid all taxes shown to be due and payable on taxes or assessments (except: (i) only such taxes or assessments the validity of which are being contested in good faith by appropriate proceedings and with respect to which such Seller shall have set aside adequate reserves on its books in accordance with GAAP, and which proceedings are not likely to have a Material Adverse Effect or (ii) where the failure so to file or pay would not have a Material Adverse Effect or result in an Adverse Claim (except Permitted Adverse Claims) imposed against any Receivables or Related Assets.

                 (n) Software Licenses. Use its reasonable efforts to cause all software licenses or similar agreements used by the Sellers or Servicer in the origination or servicing of Receivables to expressly permit use by any substitute Servicer of the materials subject to such licenses or agreements.

         SECTION 6.2 Reporting Requirements. Subject to Section 1.8, from the First Issuance Date until the first day following the Purchase Termination Date on which (x) all Obligations of the Sellers shall have been finally and fully paid and performed and (y) the Invested Amount for each Series or Purchased Interest shall have been reduced to zero (or payment for such Series or Purchased Interest has been duly provided in accordance with the Pooling Agreement), such Seller agrees that it will, unless Buyer and the Trustee shall otherwise give prior written consent, and (with respect to the notices described below in subsections (c) and (d)) unless the Modification Condition has been satisfied, furnish to Buyer and the Trustee (and in the case of the notices described below in subsections (c), (d) and (f), to the Rating Agencies):

                 (a) Quarterly Financial Statements. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Avondale, copies of the unaudited consolidated balance sheets of Avondale and its consolidated Subsidiaries as at the end of the fiscal quarter and the related unaudited consolidated statements of income and cash flows, in each case for the fiscal quarter and for the period from the beginning of the fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP consistently applied throughout the periods reflected therein and certified (subject to year end adjustments and the omission of footnotes) by the chief financial officer or chief accounting officer of Avondale,

                 (b) Annual Financial Statements. As soon as possible and in any event within 90 days after the end of each fiscal year of Avondale, a copy of the audited consolidated balance sheet of Avondale and its consolidated Subsidiaries as at the end of the fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of Avondale and its consolidated Subsidiaries for the fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied throughout the periods reflected therein, together with a report thereon without Impermissible Qualification, by Ernst & Young LLP (or such other independent certified public accountants of a nationally recognized standing in the United States of America as shall be selected by Avondale),

                 (c) Early Amortization Events. As soon as possible, and in any event within five Business Days after an Authorized Officer of such Seller has obtained knowledge of the occurrence of any Early Amortization Event or any Unmatured Early Amortization Event, a written statement of an Authorized Officer of such Seller describing the event and the action that such Seller proposes to take with respect thereto, in each case in reasonable detail,

                 (d) Material Adverse Effect. As soon as possible and in any event within five Business Days after an Authorized Officer of such Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence that, individually or in the aggregate for all such events or occurrences, has had, or is likely to have, a Material Adverse Effect,

                 (e) Proceedings. As soon as possible and in any event within five Business Days after an Authorized Officer of such Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.1(f) not previously disclosed to Buyer and (ii) any judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding, and

                 (f) Other. Promptly, from time to time, (i) such other information, documents, records or reports respecting the Receivables or the Related Assets or (ii) such other publicly available information respecting the condition or operations, financial or otherwise, of such Seller, in each case as Buyer may from time to time reasonably request in order to protect the interests of Buyer, the Trustee or the Certificateholders under or as contemplated by this Agreement.

         SECTION 6.3 Negative Covenants. Subject to Section 1.8, from the First Issuance Date until the first day following the Purchase Termination Date on which (x) all Obligations of the Sellers shall have been finally and fully paid and performed and (y) the Invested Amount for each Series or Purchased Interest shall have been reduced to zero (or payment for such Series or Purchased Interest has been duly provided in accordance with the Pooling Agreement), unless Buyer and the Trustee shall otherwise give prior written consent, each Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

                 (a) Sales, Liens, Etc. Except as otherwise provided herein or in the Pooling Agreement, such Seller will not (i)(A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person, (B) pledge any interest in, (C) grant, create, incur, assume or permit to exist any Adverse Claim (other than Permitted Adverse Claims) to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection with respect to, any Transferred Asset or any Contract related to any

         Receivable, or upon or with respect to any lockbox or account to which any Collections of any such Receivable or any Related Assets are sent or any interest therein, or (ii) assign to any Person any right to receive income from or in respect of any of the foregoing.

                 In the event that such Seller fails to keep any Specified Assets free and clear of any Adverse Claim (other than a Permitted Adverse Claim, any Adverse Claims arising hereunder, and other Adverse Claims permitted by any other Transaction Document), Buyer may (without limiting its other rights with respect to such Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release the Adverse Claim. Buyer shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Article IX. Alternatively, Buyer may deduct such expenditures as an offset to the Purchase Price owed to such Seller hereunder.

                 Such Seller will not pledge or grant any security interest in its inventory, the Buyer Note or the capital stock of Buyer unless prior to any pledge or grant such Seller, Buyer, the Trustee and the Person for whose benefits the pledge or grant is being made have entered into an Intercreditor Agreement.

                 (b) Extension or Amendment of Receivables; Change in Credit and Collection Policy or Contracts. Such Seller will not, (i) without the prior written consent of Buyer and the Trustee, which consent will not be unreasonably withheld or delayed, extend, amend or otherwise modify the terms of any Receivable or Contract in a manner that is likely to have a Material Adverse Effect or (ii) change the terms and provisions of the Credit and Collection Policy in any material respect unless (x) with respect to collection policies, the change is made with the prior written approval of the Trustee, Buyer and each Purchaser Agent, which consent will not be unreasonably withheld or delayed, and the Modification Condition is satisfied with respect thereto, (y) with respect to collection procedures, the change is made with prior written notice to the Trustee, Buyer and each Purchaser Agent and no Material Adverse Effect would result and (z) with respect to accounting policies relating to Receivables that have become Write-Offs, the change is made in accordance with GAAP.

                 (c) Change in Payment Instructions to Obligors. Such Seller will not (i) add or terminate any bank as an Account Bank from those listed in the letter referred to in Section 5.1(o) unless, prior to any such addition or termination, Buyer, the Trustee and the Rating Agencies shall have received not less than ten Business Days' prior written notice of the addition or termination and, not less than ten Business Days prior to the effective date of any such proposed addition or termination, Buyer and the Trustee shall have received (A) counterparts of the applicable type of Account Agreement with each new Account Bank, duly executed by such new Account Bank and all other parties thereto, and
         (B) copies of all other agreements and documents signed by the Account Bank and such other parties with respect to any new Bank Account, all of which agreements and documents shall be reasonably satisfactory in form and substance to Buyer and the Trustee, or (ii) make any change in its instructions to Obligors, given in accordance with Section 5.1(o), regarding payments to be made to such Seller or payments to be made to any Account Bank, other than changes in the instructions that direct Obligors to make payments to another Bank Account at such Account Bank or another Account Bank or to the Master Collection Account.

                 (d) Mergers, Acquisitions, Sales, etc. Except for (i) mergers or consolidations in which such Seller is the surviving Person, (ii) mergers or consolidations of a Subsidiary of Avondale into such Seller or (iii) mergers or consolidations in which the surviving Person expressly assumes the performance of this Agreement and the Modification Condition shall have been satisfied with respect to the consolidation or merger, the Seller will not be a constituent corporation to any merger or consolidation. Such Seller will give the Rating Agencies and the Trustee written notice of any such permitted merger or consolidation promptly following completion thereof. Unless the Modification Condition is satisfied, such Seller will not, directly or indirectly, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets or sell or assign, with or without recourse, any Receivables or Related Assets, in each case other than pursuant to this Agreement.

                 (e) Change in Name. Such Seller will not (i) change its corporate name or (ii) change the name under or by which it does business in any manner that would or may make any financing statement filed by such Seller in accordance herewith seriously misleading within the meaning of Section 9-402(7) of an applicable enactment of the UCC, in each case unless such Seller shall have given Buyer, the Servicer, the Trustee and the Rating Agencies 30 days' prior written notice thereof and unless, prior to any change in name, such Seller shall have taken and completed all action required by Section 7.3.

                 (f) Certificate of Incorporation. Avondale will not cause or permit Buyer to amend its Certificate of Incorporation without the Trustee's prior written consent, which consent will not be unreasonably withheld or delayed.

                 (g) Amendments to Transaction Documents. Such Seller will not amend or otherwise modify or supplement any Transaction Document to which it is a party unless (i) Buyer and the Trustee shall have given prior written consent to each amendment, modification or supplement and (ii) the Modification Condition shall have been satisfied.

                 (h) Accounting for Purchases. Such Seller shall prepare its financial statements in accordance with GAAP, and any financial statements that are made publicly available and which are consolidated to include Buyer will contain footnotes stating that such Seller has sold or contributed its Receivables to Buyer and that the assets of Buyer will not be available to Avondale and its Subsidiaries unless Buyer's liabilities have been paid in full. Such Seller shall not prepare any financial statements that account for the transactions contemplated in this Agreement in any manner other than as a sale or contribution of Specified Assets by such Seller to Buyer, or in any other respect account for or treat the transactions contemplated in this Agreement (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale or contribution of Specified Assets by such Seller to Buyer.


                                  ARTICLE VII
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                        RESPECT OF THE SPECIFIED ASSETS


         SECTION 7.1 Rights of Buyer. (a) Subject to Section 7.4(b), each Seller hereby authorizes Buyer, the Servicer and/or their respective designees to take any and all steps in such Seller's name and on behalf of such Seller that Buyer, the Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Specified Assets, including endorsing the name of such Seller on checks and other instruments representing Collections and enforcing such Seller's rights under such Specified Assets.

         (b) Except as set forth in Section 3.3 with respect to Seller Noncomplying Receivables, Buyer shall have no obligation to account for any Specified Asset to any Seller. Buyer shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to any Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for the Purchased Assets.

         (c) Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Specified Assets, and all of Buyer's right, title and interest in, to and under this Agreement, on whatever terms Buyer shall determine, pursuant to the Pooling Agreement or otherwise.

         (d) Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Specified Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

         SECTION 7.2 Responsibilities of the Sellers. Anything herein to the contrary notwithstanding, each Seller hereby agrees:

                 (a) to deliver directly to the Servicer (for Buyer's account), within two Business Days after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for Buyer and shall be maintained and segregated separate and apart from all other funds and moneys of such Seller until delivery of such Collections to the Servicer,

                 (b) to perform all of its obligations hereunder and under the Contracts to the same extent as if the Receivables had not been sold hereunder, and the exercise by Buyer or its designee or assignee of Buyer's rights hereunder or in connection herewith shall not relieve such Seller from any of its obligations under the Contracts or Related Assets related to the Receivables,

                 (c) that it hereby grants to Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by Buyer (whether or not from such Seller) in connection with any Transferred Asset, and

                 (d) to the extent that such Seller does not own the computer software that such Seller uses to account for Receivables, such Seller shall use its reasonable efforts to provide Buyer, any Successor Servicer and the Trustee with such licenses, sublicenses and/or assignments of contracts as Buyer, such Successor Servicer or the Trustee reasonably shall require with regard to all services and computer hardware or software used by such Seller that relate to the servicing of the Specified Assets.

         SECTION 7.3 Further Action Evidencing Purchases. Subject to Section 1.8, each Seller agrees that from time to time, at its expense, it will promptly, upon reasonable request by Buyer, Servicer or Trustee, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the Purchase by Buyer or contribution to Buyer of the Receivables and the Related Assets under this Agreement (as applicable), or to enable Buyer to exercise or enforce any of its rights under any Transaction Document. Each Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that Buyer, the Servicer or the Trustee may reasonably request in order to perfect, protect or more fully evidence the Purchase or contribution of the Receivables and the Related Assets or to enable Buyer or the Trustee (as the assignee of Buyer) to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of Buyer or the Trustee, each Seller will:

                 (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Buyer or the Trustee may reasonably determine to be necessary or appropriate, and

                 (b) mark the master data processing records evidencing the Receivables with the following legend:

                 "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO AVONDALE RECEIVABLES COMPANY ("BUYER") PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF APRIL 29, 1996, AMONG AVONDALE MILLS, INC. ("PARENT"), CERTAIN OF ITS AFFILIATES AND BUYER; AND SUCH RECEIVABLES HAVE BEEN TRANSFERRED TO THE AVONDALE MASTER TRUST PURSUANT TO A POOLING AND SERVICING AGREEMENT, DATED AS OF THE SAME DATE, AMONG BUYER, AS TRANSFEROR, PARENT, AS THE INITIAL SERVICER, AND MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE."

         Each Seller hereby authorizes Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Assets of such Seller, in each case whether now existing or hereafter generated by such Seller. Except for material performance obligations of such Seller to any Obligor hereunder or under any of the Contracts, if (i) such Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy the failure within the applicable cure period, if any, and (ii) Buyer in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect its interests under this Agreement, then Buyer or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of Buyer or its designee or assignee incurred in connection with such performance shall be payable by such Seller as provided in Section 9.1.

         SECTION 7.4 Collection of Receivables; Rights of Buyer and Its Assignees. (a) Each Seller hereby transfers to the Trustee (as transferee of Buyer's interest in the Specified Assets) the ownership of, and the exclusive dominion and control over, each of the Bank Accounts and all related lockboxes owned by such Seller, and such Seller hereby agrees to take any further action that Buyer or the Trustee may reasonably request in order to effect or complete the transfer. Each Seller further agrees to use reasonable efforts to prevent funds other than proceeds of the Specified Assets from being deposited in any Bank Account.

         (b) Buyer may, at any time after an Early Amortization Event or Servicer Default that has not been waived in writing by Trustee, direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Transferred Asset directly to the Trustee or its designees. Furthermore, in each such case, each Seller shall, at the request of Buyer and at such Seller's expense, promptly give notice of the Trust's interest in the Receivables of the Obligor and the Related Assets to each such Obligor and direct that payments be made directly to the Trustee or its designee, which notice shall be acceptable in form and substance to Buyer. In addition, in each such case, each Seller hereby authorizes Buyer to take any and all steps in such Seller's name and on its behalf that are necessary or desirable, in the reasonable determination of Buyer, to collect all amounts due under any and all Specified Assets, including endorsing such Seller's name on checks and other instruments representing Collections and enforcing the Specified Assets and the Contracts related to the Receivables. The Trustee may exercise any of the foregoing rights in the place of Buyer (as assignee or otherwise) at any time following the designation of a Servicer other than the Initial Servicer pursuant to Section 10.2 of the Pooling Agreement.

         (c) At any time when (i) an Early Amortization Event shall have occurred and remain continuing or (ii) a Servicer other than the Initial Servicer has been designated pursuant to Section 10.2 of the Pooling Agreement, each Seller shall, at Buyer's request, assemble all of the Records that evidence the Receivables and Related Assets originated by such Seller, or that are otherwise necessary or desirable to collect the Receivables or Related Assets, and make the same available to Buyer or the Trustee at a place selected by the Trustee or its designee.


                                  ARTICLE VIII
                                  TERMINATION


         SECTION 8.1 Termination by the Sellers. Prior to the commencement of a Series Amortization Period or an Early Amortization Period in respect of any Series or Purchased Interest, the Sellers may terminate all of their agreements to sell Receivables hereunder to Buyer by giving Buyer and the Trustee not less than thirty days' prior written notice of their election not to continue to sell Receivables to Buyer; provided that such notice must be given as to all Sellers, and provided further, that such notice shall specify the effective date of termination. The Trustee shall notify the Certificateholders of all Series within five Business Days of receiving any such termination notice.

         SECTION 8.2 Automatic Termination. (a) Unless otherwise agreed to by the Sellers and the Buyer in writing, the agreement of each Seller to sell Receivables hereunder, and the agreement of Buyer to purchase Receivables from such Seller hereunder, shall terminate automatically upon the first date on which all Series and Purchased Interests are in accumulation, amortization or early amortization periods; provided, however, that notwithstanding anything to the contrary in this Agreement, if, at any time prior to such date, an event specified in the definition of Bankruptcy Event occurs (without regard to the 60 day grace period specified in paragraph (a) of that definition) as a result of a bankruptcy proceeding being filed against a Seller, then on and after the date on which such bankruptcy proceeding is filed until the dismissal of the proceeding Buyer shall not purchase Receivables and Related Assets from such Seller.

         (b) If the Internal Revenue Service or the PBGC files one or more Tax or ERISA Liens against the assets of any Seller or Buyer (including Receivables), then (and for so long as such Liens remain in place) Buyer shall not purchase any Receivables or Related Assets from such Seller (or from any Seller if such Lien is filed against Buyer); provided Buyer may continue to purchase Receivables and Related Assets for a period of fifteen days following such filing if (i) the aggregate amount secured by such Tax or ERISA Liens is less than $2,000,000 or (ii) the amount so secured is bonded in a manner that satisfies the Modification Condition.


                                   ARTICLE IX
                                INDEMNIFICATION


         SECTION 9.1 Indemnities by the Sellers. Without limiting any other rights that any RPA Indemnified Party (as defined below) may have hereunder or under applicable law, each Seller agrees to indemnify Buyer, each of its successors, permitted transferees and assigns, and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called a "RPA Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by any of them arising out of or as a result of any of the following (all of the foregoing being collectively called "RPA Indemnified Losses"):

                 (a) any representation or warranty made in writing by such Seller (or any of its Authorized Officers) under any of the Transaction Documents, any Monthly Report, any Daily Report or any other information or report delivered by or on behalf of such Seller or the Servicer with respect to such Seller or the Receivables or Related Assets originated by such Seller (including without limitation any representation, warranty, information or report relied upon by Buyer in connection with the offering or sale of any Certificate or Purchased Interest), that contained any untrue statement of a material fact or omitted to state material facts necessary to make the statements not misleading when made,

                 (b) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Receivable or any Related Asset or to comply with any Contract related thereto, or the nonconformity of any Receivable, the related Contract or any Related Assets with any such applicable law, rule or regulation,

                 (c) the failure to vest and maintain vested in Buyer a first priority perfected ownership interest in the Receivables originated by such Seller and the Related Assets, free and clear of any Adverse Claim (other than an Adverse Claim created in favor of Buyer pursuant to this Agreement or in favor of the Trustee pursuant to the Pooling Agreement), whether existing at the time of the sale of such Receivable or at any time thereafter and without regard to whether such Adverse Claim was a Permitted Adverse Claim,

                 (d) any failure of such Seller to perform its duties or obligations in accordance with the provisions of the Transaction Documents,

                 (e) any products liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party other than Buyer of whatever sort, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Specified Assets with respect thereto,

                 (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Specified Assets, whether at the time of any sale or at any subsequent time,

                 (g) any dispute, claim, offset or defense (other than the discharge in bankruptcy) of an Obligor to the payment of any Receivable originated by such Seller or Related Asset, or purported Receivable or Related Asset, including a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of the Obligor enforceable against it in accordance with its terms, and

                 (h) any tax or governmental fee or charge (other than franchise taxes and taxes on or measured by the net income of Buyer or any of its assignees), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, that may arise by reason of the purchase or ownership of the Receivables originated by such Seller or any Related Asset connected with any such Receivables.

Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that Buyer may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any RPA Indemnified Party be indemnified for any RPA Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of the RPA Indemnified Party (or gross negligence or willful misconduct on the part of its officers, directors, employees, affiliates or agents), or the breach by such RPA Indemnified Party of its obligations under any Transaction Document, (ii) to the extent the same includes losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to such Seller for the amount of any Receivable or Related Asset not paid by the related Obligor, (iii) resulting from the action or omission of the Servicer (unless the Servicer is a Related Person), (iv) to the extent the same are or result from lost profits, (v) to the extent the same are or result from taxes on or measured by the net income of the RPA Indemnified Party and (vi) to the extent the same constitute consequential, special or punitive damages.

         If for any reason the indemnification provided above in this section is unavailable to a RPA Indemnified Party or is insufficient to hold a RPA Indemnified Party harmless, then such Seller shall contribute to the maximum amount payable or paid to the RPA Indemnified Party as a result of the loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the RPA Indemnified Party on the one hand and such Seller on the other hand, but also the relative fault of the RPA Indemnified Party (if any) and such Seller and any other relevant equitable considerations.

         SECTION 9.2 Indemnification Actions. If any action, suit, proceeding or investigation is commenced, as to which an RPA Indemnified Party proposes to demand indemnification, it shall notify the applicable Sellers with reasonable promptness; provided, however, that any failure by such RPA Indemnified Party to notify the Sellers shall not relieve the Sellers from their obligations hereunder (except to the extent that the Sellers are prejudiced by such failure to promptly notify). The applicable Sellers shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the RPA Indemnified Party.
The RPA Indemnified Party shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such RPA Indemnified Party unless: (a) the Sellers have failed promptly to assume the defense and employ counsel reasonably satisfactory to the RPA Indemnified Party in accordance with the preceding sentence, or (b) the RPA Indemnified Party shall have been advised by counsel that there exists an actual or potential conflict of interests among the Sellers and such RPA Indemnified Party, including situations in which one or more legal defenses may be available to such RPA Indemnified Party that are inconsistent with those available to the

Sellers; provided, however, that the Sellers shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for fees and expenses of more than one separate firm of attorneys (other than local counsel) at any time for all RPA Indemnified Parties; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Sellers and any counsel designated by the Sellers.

         Each of the Sellers further agrees that it will not, without the prior written consent of the applicable RPA Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any RPA Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each RPA Indemnified Party from all liability and obligations arising therefrom.


                                   ARTICLE X
                                 MISCELLANEOUS


         SECTION 10.1 Amendments; Waivers, Etc. (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by Buyer and each Seller (with respect to an amendment) or by Buyer (with respect to a waiver or consent by it) and, in the case of any amendment, modification or waiver, to the extent provided in Section 7.2(j) of the Pooling Agreement, by the Trustee, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If any outstanding Investor Certificates or Purchased Interests have been rated, this Agreement shall not be amended unless Buyer shall have delivered the proposed amendment to the Rating Agencies at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof and the Modification Condition has been satisfied with respect to such amendment.

         (b) No failure or delay on the part of Buyer, any RPA Indemnified Party, the Trustee or any other third party beneficiary referred to in Section 10.11(a) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Buyer or the Trustee under this Agreement shall, except as may otherwise be stated in the waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by the party in a written notice to the other parties hereto given in accordance with this section. Copies of all notices and other communications provided for hereunder shall be delivered to the Trustee and the Rating Agencies at their respective addresses for notices set forth in the Pooling Agreement. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received,
(b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and
(d) if sent by overnight courier, two Business Days after having been given to the courier unless sooner received by the addressee.

         SECTION 10.3 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Seller hereby authorizes Buyer, at any time and from time to time, to the fullest extent permitted by law, to set-off, against any Obligations of any Seller to Buyer that are then due and payable or that are not then due and payable from a Seller to Buyer but have then accrued, any and all indebtedness or other obligations at any time owing to any Seller by Buyer to or for the credit or the account of any Seller or that are not then due and payable from Buyer to a Seller but have then accrued.

         SECTION 10.4 Binding Effect; Assignability; Survival of Provisions. Subject to Section 1.8, this Agreement shall be binding upon and inure to the benefit of Buyer and the Sellers and their respective successors and permitted assigns (including, in the case of the Buyer, the Trustee). No Seller may assign any of its rights hereunder or any interest herein without (i) the prior written consent of Buyer and the Trustee and (ii) the satisfaction of the Modification Condition; provided, however, that a Terminating Seller may assign its Buyer Note as provided in Section 1.8. Except as provided in Section 1.8. this Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the first date following the Purchase Termination Date, but not later than the date on which the Trust is terminated pursuant to Section 12.1 of the Pooling Agreement, on which all Obligations shall have been finally and fully paid and performed or such other time as the parties hereto shall agree and as to which the Trustee (at the direction of the Majority Investors) shall have given its prior written consent, which consent shall not be unreasonably withheld or delayed. The rights and remedies with respect to any breach of any representation and warranty made by a Seller pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

         SECTION 10.5 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF BUYER IN THE RECEIVABLES AND THE RELATED ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Sellers under Article IX, the Sellers agree jointly and severally to pay on demand:

                 (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Agreement, the Seller Assignment Certificates or the other Transaction Documents by Buyer or any successor in interest to Buyer, and

                 (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, and the filing and recording, of this Agreement or the other Transaction Documents, and agrees to indemnify each RPA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees.

         SECTION 10.7 Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE STATE OR FEDERAL COURT, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF THE ACTION OR PROCEEDING, AND (C) IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING. THE SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF THE PROCESS TO BUYER OR THE APPLICABLE SELLER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND BUYER AND EACH SELLER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT THE SERVICE ON ITS BEHALF.

         AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF BUYER AND THE SELLERS ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO BUYER OR A SELLER (AS APPLICABLE) AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY





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

HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 10.8 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THE TRANSACTION DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THE TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 10.9 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

         SECTION 10.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

         SECTION 10.11 Acknowledgment and Consent. (a) The Sellers acknowledge that, contemporaneously herewith, Buyer is selling, transferring, assigning, setting over and otherwise conveying to the Trust all of Buyer's right, title and interest in, to and under the Specified Assets, this Agreement and all of the other Transaction Documents pursuant to Sections 2.1 and 2.4 of the Pooling Agreement. The Sellers hereby consent to the sale, transfer, assignment, set over and conveyance to the Trust by Buyer of all right, title and interest of Buyer in, to and under the Specified Assets, and all of Buyer's rights to payment and remedies against the Sellers (including rights and remedies in respect of claims), under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the right of Buyer, at any time, to enforce this Agreement against the Sellers and the obligations of the Sellers hereunder, and (ii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of the Sellers thereunder to the same extent as Buyer may do. Each of the parties hereto acknowledges and agrees that the Trustee and the Trust are third party beneficiaries of the rights of Buyer arising hereunder and under the other Transaction Documents to which any Seller is a party, and that Trustee has the rights specified in the Pooling Agreement with respect to removal and appointment of

Servicer and successor Servicers. Each Seller hereby acknowledges and agrees that it has no claim to or interest in any of the Bank Accounts or the Transaction Accounts.

         (b) The Sellers hereby agree to execute all agreements, instruments and documents, and to take all other action, that Buyer or the Trustee reasonably determines is necessary or appropriate to evidence its consent described in subsection (a) above. To the extent that Buyer, individually or through the Servicer, has granted or grants powers of attorney to the Trustee under the Pooling Agreement, the Sellers hereby grant a corresponding power of attorney on the same terms to Buyer. The Sellers hereby acknowledge and agree that Buyer, in all of its capacities, shall assign to the Trustee for the benefit of the Certificateholders the powers of attorney and other rights and interests granted by the Sellers to Buyer hereunder and agrees to cooperate fully with the Trustee in the exercise of the rights.

         SECTION 10.12 No Partnership or Joint Venture. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

         SECTION 10.13 No Proceedings. Each Seller hereby agrees that it will not institute against Buyer or the Trust, or join any other Person in instituting against Buyer or the Trust, any insolvency proceeding (such as any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Investor Certificates issued by the Trust shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Investor Certificates shall have been outstanding. The foregoing shall not limit the right of a Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Buyer or the Trust by any Person other than a Seller or any other Related Person (provided that no such action may be taken by a Seller until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days).

         SECTION 10.14 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then the unenforceable covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or the other Transaction Documents (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the other Transaction Documents.

         SECTION 10.15 Recourse to Buyer. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of Buyer under the Transaction Documents to which it is a party are solely the obligations of Buyer. No recourse shall be had for payment of any fee payable by or other obligation of or claim against Buyer that arises out of any Transaction Document to which Buyer is a party against any director, officer or employee of Buyer. The provisions of this section shall survive the termination of this Agreement.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  AVONDALE MILLS, INC., as Seller


                                  By:
                                      ------------------------------------------

                                   Title:

                                  Address:         506 South Broad Street
                                                   Monroe, Georgia 30655

                                  Attention:       Chief Financial Officer
                                  Telephone:       (707) 267-2226
                                  Facsimile:       (707) 267-2543


                                  AVONDALE RECEIVABLES COMPANY,
                                  as the Buyer


                                  By:
                                      ------------------------------------------

                                   Title:


                                  Address:         506 South Broad Street
                                                   Monroe, Georgia 30655

                                  Attention:       Treasurer
                                  Telephone:       (707) 267-2226
                                  Facsimile:       (707) 267-2543

                                    EXHIBITS

EXHIBIT A      Form of Buyer Note
EXHIBIT B      Form of Seller Assignment Certificate


                                   SCHEDULES

SCHEDULE 1     Litigation and Other Proceedings
SCHEDULE 2     Changes in Financial Condition
SCHEDULE 3     Offices of the Sellers where Records are Maintained
SCHEDULE 4 Legal Names, Trade Names and Names Under Which the Companies Do Business
SCHEDULE 5     Software Programs and Licenses

         The registrants agree to furnish a copy of the Schedules and Exhibits listed above to the Securities and Exchange Commission upon request.